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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
SIMON PROPERTY GROUP, INC. AND SPG REALTY CONSULTANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JOINT PROXY STATEMENT
April 2, 2001

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Tuesday, May 8, 2001
PLACE	Hyatt Regency Indianapolis One South Capitol Avenue Indianapolis, Indiana
ITEMS OF BUSINESS
(1) To elect a total of ten (10) directors (six (6) to be elected by the holders of all classes of voting securities and four (4) to be elected by the holders of Class B Common Stock) each to serve until the next annual meeting of stockholders.
(2) To ratify the appointment of Arthur Andersen LLP as independent accountants for 2001.
(3) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 16, 2001.
ANNUAL REPORT	Our 2000 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.
Any proxy may be revoked at any time prior to its exercise at the meeting.
By order of the Board of Directors of Simon Property Group, Inc.
April 2, 2001	James M. Barkley Secretary

SPG Realty Consultants, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Tuesday, May 8, 2001
PLACE	Hyatt Regency Indianapolis One South Capitol Avenue Indianapolis, Indiana
ITEMS OF BUSINESS	(1) To elect ten (10) directors, each to serve until the next annual meeting of stockholders.
(2) To ratify the appointment of Arthur Andersen LLP as independent accountants for 2001.
(3) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a holder of beneficial interest of record on March 16, 2001.
ANNUAL REPORT	Our 2000 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.
Any proxy may be revoked at any time prior to its exercise at the meeting.
By order of the Board of Directors of SPG Realty Consultants, Inc.
April 2, 2001	James M. Barkley Secretary

Simon Property Group, Inc.
SPG Realty Consultants, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

JOINT PROXY STATEMENT

    This Joint Proxy Statement is being furnished to stockholders of Simon Property Group, Inc., a Delaware corporation ("SPG"), and the holders of beneficial interests of the outstanding stock of SPG Realty Consultants, Inc., a Delaware corporation ("SRC" and together with SPG, the "Companies," "we," or "us"), in connection with the solicitation of proxies by SPG's Board of Directors (the "SPG Board") and SRC's Board of Directors (the "SRC Board" and together with the SPG Board, the "Boards of Directors" or the "Boards") for use at SPG's 2001 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SPG Meeting") and SRC's 2001 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SRC Meeting" and together with the SPG Meeting, the "Meetings").

    You are invited to attend the Meetings on May 8, 2001, beginning at 10:00 a.m. Indianapolis time. The Meetings will be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana. Stockholders will be admitted beginning at 9:00 a.m.

    The Hyatt Regency Indianapolis is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five (5) days in advance at 317-685-7330 if you require either of these services or other special accommodations.

    Each share of SPG's Common Stock, par value $.0001 per share ("SPG Common"); Class B Common Stock, par value $.0001 per share ("SPG Class B Common"); Class C Common Stock, par value $.0001 per share ("SPG Class C Common"); and Series A Convertible Preferred Stock, par value $.0001 per share ("SPG Series A Preferred" and together with the SPG Common, SPG Class B Common and SPG Class C Common, the "SPG Voting Stock") is paired with a beneficial interest in shares of Common Stock, par value $.0001 per share, of SRC ("SRC Shares") in units consisting of one share of SPG Voting Stock and a beneficial interest in one-one hundredth (1/100th) of an SRC Share (a "Paired Share"). The SRC Shares are held by trusts (the "Trusts") for the benefit of the holders of SPG Voting Stock. Beneficial interests in the SRC Shares are not transferable separately but only by and as part of a transfer of shares of SPG Voting Stock.

    This Joint Proxy Statement, form of proxy and voting instructions are being mailed starting April 2, 2001.

Voting Securities

    SPG.  Holders of record of SPG Voting Stock at the close of business on March 16, 2001 are entitled to receive this notice and to vote their shares at the SPG Meeting. On that date, there were outstanding 168,757,265 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and 51,059 shares of SPG Series A Preferred. For purposes of voting at the SPG Meeting, holders of SPG Series A Preferred are entitled to a number of votes equal to the number of shares of SPG Common into which their shares would be convertible, or 1,940,005. As a result, a total of 173,901,270 shares are entitled to vote (the "Voting Shares") at the SPG Meeting. The presence at the SPG Meeting in person or by proxy of a majority of all the votes entitled to be cast at the SPG Meeting, or 86,950,636 Voting Shares, will constitute a quorum for the transaction of business.

    All of the SPG Class B Common is owned by Melvin Simon, Herbert Simon and David Simon, all of whom are our executive officers, as voting trustees. All of the SPG Class C Common is owned by The Edward J. DeBartolo Corporation ("EJDC"). The SPG Board is not soliciting proxies in respect of the SPG Class B Common or the SPG Class C Common, although the SPG Board expects those shares will be represented at the SPG Meeting.

    Holders of the SPG Class B Common have informed SPG that they intend to cause all such shares to be voted in favor of the six nominees for

Independent Director (as defined in the Companies' Charters) and the four nominees for Class B Director named below. Holders of the SPG Class C Common have not yet informed SPG how they intend to vote their shares although they are expected to cause all such shares to be voted in favor of the six nominees for Independent Director and the two persons whom they will nominate for Class C Director.

    SRC.  Holders of beneficial interests of record in SRC Shares at the close of business on March 16, 2001 are entitled to receive this notice and to vote at the SRC Meeting. On that date, there were outstanding 1,739,012.70 SRC Shares which are held by the Trusts for the benefit of SPG's stockholders and are entitled to vote at the SRC Meeting. The presence at the SRC Meeting in person or by proxy of a majority of all of the votes entitled to be cast at the SRC Meeting, or beneficial interests in 869,506.36 SRC Shares, will constitute a quorum for the transaction of business.

    As to the election of the SRC Board, SPG will instruct the trustees of the Trusts how to vote the SRC Shares they hold, and the trustees are obligated to vote as instructed, so that each director of SRC is also a director of SPG. As to all other matters, the trustees will vote in accordance with the vote of the holders of beneficial interests in SRC Shares.

Required Vote

    All shares entitled to vote at the Meetings are entitled to one vote per share, except for shares of Series A Preferred, which are entitled to vote on an as-converted basis as described above. A plurality of the votes cast is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceed the number of votes cast against. Abstentions and broker "non-votes" will be treated as shares not voted and will have no effect on the voting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

    Your vote is important. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the envelope provided, which requires no additional postage if mailed in the United States. All shares that have been properly voted and not revoked will be voted at the Meetings. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Boards of Directors.

    You may revoke your proxy at any time before it is exercised by:

  •
  giving written notice to the Secretary of the Companies at 115 West Washington Street, Indianapolis, Indiana 46204,
  •
  executing and delivering a later-dated proxy or
  •
  attending and voting by ballot at the Meetings.

    You may save us the expense of a second mailing by voting promptly.

    Voting now will not limit your right to vote at the Meetings if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meetings.

Voting on Other Matters

    We know of no other business to be transacted at the Meetings, but if other matters requiring a vote do arise, the persons named in the proxy will have the discretion to vote on those matters for you.

Costs of Proxy Solicitation

    We will pay the cost of preparing, assembling, and mailing the proxy material. We expect to solicit proxies primarily by mail, but our employees or other representatives may also solicit proxies without additional compensation. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Mellon Investor Services LLC to assist in the solicitation of proxies. We will pay Mellon a fee of $4,500 for its services. The telephone number of Mellon Investor Services' proxy solicitation practice is (917) 320-6252.

List of Stockholders

    A list of stockholders entitled to vote at the Meetings will be available at the Meetings and for ten days prior to the Meetings, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 115 West Washington Street, Indianapolis, Indiana, by contacting the Secretary of the Companies.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires SPG's directors, executive officers and beneficial owners of more than 10% of the capital stock of SPG to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Based solely on our review of the copies of those forms received by us, and/or written representations from certain reporting persons, we believe that, during the year ended December 31, 2000, our directors, executive officers and beneficial owners of more than 10% of SPG's capital stock have complied with all filing requirements applicable to them.

Incorporation by Reference

    To the extent this Joint Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Joint Proxy Statement entitled "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION," "REPORT OF THE AUDIT COMMITTEE" and "PERFORMANCE GRAPH" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Board and Committee Membership

    Our business, property and affairs are managed under the direction of our Boards of Directors. Members of our Boards of Directors are kept informed of our business through discussions with our Co-Chairmen and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Boards and their committees.

    During 2000, the Boards of Directors met five times and had four standing committees. Those committees consisted of a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee. Other than Robert E. Angelica, all directors participated in 75% or more of the meetings of the Boards and each committee on which they served.

    The table below provides membership and meeting information for each of the committees.

Name	Compensation		Audit		Executive	Nominating
Robert E. Angelica	X
Birch Bayh	X					X
Hans C. Mautner					X
G. William Miller			X			X
David Simon					X	X
Herbert Simon	X				X	X
Melvin Simon					X
J. Albert Smith, Jr.			X	*
Richard S. Sokolov					X
Fredrick W. Petri	X		X
Pieter S. van den Berg
Philip J. Ward	X	*
M. Denise DeBartolo York						X
2000 Meetings	1		5		0	1
*Chair

The Compensation Committee

    The Compensation Committee sets remuneration levels for our officers, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. Our By-Laws require that (1) the Compensation Committee have at least one member elected by the SPG Class B common and at least one member elected by the SPG Class C Common, and (2) a majority of the Compensation Committee be composed of Independent Directors.

The Audit Committee

    The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope of the audit engagement, reviews the independent public accountants' letter of comments and management's responses thereto, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our By-Laws require that the entire Audit Committee be composed of Independent Directors. The Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Annex I.

The Executive Committee

    The Executive Committee approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements relating to transactions having an aggregate value of less than $50 million, including those related to the borrowing of money by the Companies, and generally exercises all other powers of the Boards of Directors between meetings of the Boards, except in cases where action of the entire Boards is required and except where action by Independent Directors is required by our conflict of interest policies.

The Nominating Committee

    The Nominating Committee nominates persons to serve as directors who are elected by the holders of Voting Shares. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. Our By-Laws require that the Nominating Committee have five members, with two members elected by the SPG Class B Common and one member elected by the SPG Class C Common.

    At the meetings of directors to be held following the Meetings, the Boards will reappoint members of the Boards to the four standing committees.

Compensation of Directors

Director	Annual Retainer	Board Meeting Fees	Committee Meeting Fees	Total
Robert E. Angelica*	$20,000	$3,000	$1,000	$24,000
Birch Bayh	20,000	5,000	1,000	26,000
Hans C. Mautner	—	—	—	—
G. William Miller	20,000	5,000	3,000	28,000
David Simon	—	—	—	—
Herbert Simon	—	—	—	—
Melvin Simon	—	—	—	—
J. Albert Smith, Jr.	20,000	5,000	3,000	28,000
Richard S. Sokolov	—	—	—	—
Fredrick W. Petri	20,000	5,000	4,000	29,000
Pieter S. van den Berg*	20,000	5,000	—	25,000
Philip J. Ward	20,000	5,000	1,000	26,000
M. Denise DeBartolo York	20,000	4,000	—	24,000

*
Robert E. Angelica has assigned his director compensation (including the value of director options) to Long-Term Investment Trust. Pieter van den Berg has assigned his director compensation (including the value of director options) to PGGM, a Dutch pension fund.

    We pay directors who are not our employees or employees of our affiliates annual compensation of $20,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Boards or their committees. Joint meetings of the SPG Board and the SRC Board are considered one meeting and joint meetings of the respective standing committees of the Boards are considered one meeting of each standing committee. Committee members do not receive compensation for committee meetings held on the same day as regularly scheduled Board meetings. We do not pay directors who are our employees or employees of our affiliates any compensation for their services as directors.

    All directors are reimbursed for their expenses incurred in attending directors' meetings. Directors of SPG who are not our employees or employees of our affiliates are automatically granted each year options to purchase 3,000 shares of SPG Common Stock multiplied by the number of calendar years that have elapsed since that person's last election to the SPG Board. In addition, directors of SPG are eligible to be granted discretionary awards under and to participate in SPG's incentive stock option plan, as described below under "EXECUTIVE COMPENSATION—Option Plans."

ITEM 1—ELECTION OF DIRECTORS

    SPG.  The holders of Voting Shares will elect six directors, and the holders of SPG Class B Common will elect four directors. The holders of SPG Class C Common have the right to elect two directors. There will be a vacancy of one Independent Director. Further, the holders of SPG Class C Common have not yet nominated persons for the two Class C Director positions. Each director will serve until the 2002 annual meeting of stockholders and until his or her successor has been elected.

    The Nominating Committee is currently identifying and evaluating candidates to fill the vacant Independent Director position. The Boards of Directors expect that process will be completed shortly and the Independent Director vacancy filled by action of the Boards.

    The shares of SPG Class B Common are held by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors of SPG and SRC.

    Our employment agreements with Hans C. Mautner and Richard S. Sokolov contemplate that each of them will be elected to the SPG Board of Directors.

    SRC.  The holders of SRC Shares will elect ten directors as discussed above. Each director will serve until the 2002 annual meeting of stockholders and until his or her successor has been elected.

    The trustees of the Trusts are obligated to vote the SRC Shares held by them as instructed by SPG so that each member of the Board of Directors of SRC is also a director of SPG.

    The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

    The Boards of Directors unanimously recommend that stockholders vote FOR the election of the nominees named below.

    We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Boards of Directors choose to reduce the number of directors serving on the Boards.

    The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

    As of March 16, 2001, the nominees and the named executive officers of the Companies:

  •
  owned beneficially the number and percentage of Paired Shares indicated; and
  •
  owned beneficially the indicated number and percentage of units of limited partnership interest ("Units") which are exchangeable for Paired Shares.

    Unless otherwise indicated in the footnotes, Paired Shares or Units are owned directly, and the indicated person has sole voting and investment power.

Name and Age as of the May 8, 2001 Meeting Date		Position, Principal Occupation, Business Experience and Directorships	Number of Paired Shares(1)(2)(3) and Units, and Percent of Paired Shares(4) and Units(5) Beneficially Owned

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Birch Bayh	73
		Partner in the Washington, D.C. law firm of Oppenheimer Wolff & Donnelly LLP for more than five years. Mr. Bayh served as a United States Senator from Indiana from 1963 to 1981. A director of ICN Pharmaceuticals, Inc. Our director since 1998 and prior to that a director of our predecessor, Simon DeBartolo Group, Inc. (the "Predecessor Company") since 1993. Member of our Compensation and Nominating Committees.	Paired Shares: 22,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

Hans C. Mautner	63
		Vice Chairman of our Boards since 1998 and prior to that Chairman of the Board of Directors and Chief Executive Officer of Corporate Property Investors, Inc. ("CPI") and Corporate Realty Consultants, Inc. ("CRC") from 1989 to 1998. A director of CPI from 1973 to 1998 and of CRC from 1975 to 1998. Served as Vice President of CPI from 1972 to 1973. Appointed Executive Vice President in 1973. Elected President of CPI and CRC in 1976, elected Chairman and President in 1988, and elected Chairman, President and Chief Executive Officer of CPI and CRC in 1989. Prior to joining CPI, Mr. Mautner was a General Partner of Lazard Freres. A board member for various funds in The Dreyfus Family of Funds. Member of our Executive Committee.	Paired Shares: 794,613 Percent of Paired Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

G. William Miller	76
		Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. A former Secretary of the U.S. Treasury and a former Chairman of the Federal Reserve Board. From January 1990 until February 1992, Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. A director of HomePlace of America, Inc., GS Industries, Inc. and Repligen Corporation. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Audit and Nominating Committees.	Paired Shares: 22,440 Percent of Paired Shares: * Units: 0 Percent of Units: —

J. Albert Smith, Jr.	60
		Managing Director of Bank One Corporation since October 1998. President of Bank One, Indiana, NA, a commercial bank, from September 1994 until October 1998. From 1974 until September 1994, President of Banc One Mortgage Corporation, a mortgage banking firm. Our director since 1998 and prior to that a director of the Predecessor Company since 1993. Member of our Audit Committee.	Paired Shares: 27,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Pieter S. van den Berg	55	Director Controller of PGGM, a Dutch pension fund, since 1991. Our director since 1998.	Paired Shares: 11,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

Philip J. Ward	52
		Senior Managing Director, Head of Real Estate Investments, for CIGNA Investments, Inc., a wholly-owned subsidiary of CIGNA Corporation. Member of the International Council of Shopping Centers, the Urban Land Institute, the National Association of Industrial and Office Parks and the Society of Industrial and Office Realtors. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Compensation Committee.	Paired Shares: 18,830 Percent of Paired Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS B COMMON

Melvin Simon	74
		Co-Chairman of the Board of the Companies since 1998 and prior to that Co-Chairman of the Board and a director of the Predecessor Company since its incorporation. Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive Committee.(7)	Paired Shares: 7,374,701(6) Percent of Paired Shares: 4.1% Units: 7,149,491 Percent of Units: 3.0%

Herbert Simon	66
		Co-Chairman of the Board of the Companies since 1998 and prior to that a director of the Predecessor Company since its incorporation. Chief Executive Officer of the Predecessor Company from its incorporation to 1995, when Mr. Simon was appointed Co-Chairman of the Board. Co-Chairman of the Board of MSA. A director of Kohl's Corporation, a specialty retailer. Member of our Compensation, Executive and Nominating Committees.(7)	Paired Shares: 5,808,911(6) Percent of Paired Shares: 3.2% Units: 5,571,960 Percent of Units: 2.4%

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS B COMMON (continued)

David Simon	39
		Our Chief Executive Officer and a director since 1998. Prior to that Chief Executive Officer of the Predecessor Company since 1995 and a director of the Predecessor Company since its incorporation. President of the Predecessor Company from its incorporation until 1996. Executive Vice President of MSA since 1990. From 1988 to 1990, Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. The son of Melvin Simon, the nephew of Herbert Simon and a director of First Health Group Corp. Member of our Executive and Nominating Committees.(7)	Paired Shares: 3,079,342(8) Percent of Paired Shares: 1.7% Units: 2,725,092 Percent of Units: 1.2%

Richard S. Sokolov	51
		Our President and Chief Operating Officer and a director since 1998 and prior to that a director of the Predecessor Company since 1996. President and Chief Executive Officer and a director of DeBartolo Realty Corporation ("DRC") from its incorporation until it merged with the Predecessor Company in 1996. Prior to that Mr. Sokolov had served as Senior Vice President, Development of EJDC since 1986 and as Vice President and General Counsel since 1982. A trustee and a member of the Executive Committee of the International Council of Shopping Centers. Member of our Executive Committee.	Paired Shares: 483,370 Percent of Paired Shares: * Units: 60,835 Percent of Units: *

CURRENT DIRECTORS WHO ARE NOT NOMINEES

Robert E. Angelica	54
		Mr. Angelica is currently an Independent Director and has chosen not to stand for reelection. Chairman and Chief Executive Officer of the AT&T Investment Management Corporation, a position assumed during 1999. Mr. Angelica began his career at AT&T in 1978. A director of the Batterymarch Global Emerging Markets Fund and The India Magnum Fund, Ltd. Our director since 1998 and prior to that a director of CPI since 1997. Member of our Compensation Committee.	Paired Shares: 9,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

Fredrick W. Petri	54
		Mr. Petri is currently a Class C Director. A partner of Petrone, Petri & Company, a real estate investment firm Mr. Petri founded in 1993, and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 18 years Mr. Petri held various real estate positions. Previously a member of the Board of Governors and a Vice President of the National Association of Real Estate Investment Trusts and a director of the National Association of Industrial and Office Park Development. Mr. Petri is also a trustee of the Urban Land Institute and the University of Wisconsin's Real Estate Center. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Compensation and Audit Committees.	Paired Shares: 31,160 Percent of Paired Shares: * Units: 0 Percent of Units: —

CURRENT DIRECTORS WHO ARE NOT NOMINEES (continued)

M. Denise DeBartolo York	50
		Ms. DeBartolo York is currently a Class C Director. Chairman of The DeBartolo Corporation. Previously served as Chairman of the Board of EJDC and in other executive capacities with EJDC for more than five years. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Nominating Committee.	Paired Shares: 1,330,104(9) Percent of Paired Shares: * Units: 1,290,439 Percent of Units: *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James A. Napoli		Our Executive Vice President—Leasing.	Paired Shares: 116,823 Percent of Paired Shares: * Units: 0 Percent of Units: —

James M. Barkley		Our General Counsel and Secretary.	Paired Shares: 137,455 Percent of Paired Shares: * Units: 0 Percent of Units: —

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(10)

21 Persons	Paired Shares: 63,326,302 Percent of Paired Shares: 27.3% Units: 56,497,281 Percent of Units: 24.0%

*
Less than one percent

(1)
Includes the following Paired Shares that may be purchased pursuant to stock options that are exercisable within 60 days: David Simon—230,000; Richard M. Sokolov—20,000; Hans C. Mautner—440,539; M. Denise DeBartolo York—9,000; Birch Bayh—21,000; G. William Miller—18,360; Fredrick W. Petri—18,360; J. Albert Smith, Jr.—26,000; Philip J. Ward—17,000; Robert E. Angelica—9,000; Pieter S. van den Berg—11,000; James A. Napoli—58,000; James M. Barkley—83,000; and all directors and executive officers as a group—1,264,534. Pieter S. van den Berg has assigned the economic benefit of his stock options to PGGM, a Dutch pension fund. Includes 68,354 Paired Shares issuable upon conversion of SPG Series B Convertible Preferred Stock, par value $.0001 per share ("SPG Series B Preferred") which are owned by Hans C. Mautner.

(2)
Includes the following Paired Shares that may be received upon exchange of Units held by the following persons on March 16, 2001: David Simon—2,725,092; Herbert Simon—5,571,960; Melvin Simon—7,149,491; Richard S. Sokolov—60,835; M. Denise DeBartolo York—1,290,439; and all directors and executive officers as a group—56,497,281. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.

(3)
Includes the following restricted shares which are subject to vesting requirements: David Simon—41,940; Richard S. Sokolov—140,292; James A. Napoli—17,565; James M. Barkley—15,605; and all directors and executive officers as a group—295,649.

(4)
At March 16, 2001, there were 168,757,265 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and 51,059 shares of SPG Series A Preferred outstanding. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). No officer or director beneficially owns shares of SPG Series A Preferred. These percentages assume the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred only by the applicable beneficial owner.

(5)
At March 16, 2001, there were 235,222,881 outstanding Units of which the Companies owned, directly or indirectly, 170,290,321 or 72.4%. These percentages assume that no Units are exchanged for Paired Shares.

(6)
Does not include 15,172,723 Paired Shares and Units held by Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(7)
Messrs. Melvin Simon, Herbert Simon and David Simon are officers of the indirect general partner of SZS 33 Associates, L.P., a Delaware limited partnership ("SZS"), that filed a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York on October 12, 1998 as part of a prepackaged Chapter 11 plan (the "Plan"). The Plan was confirmed on January 13, 1999, and the assets of SZS were transferred to a creditor on February 24, 1999.

(8)
Includes Units owned by trusts of which David Simon is a beneficiary.

(9)
Does not include Paired Shares and Units held by EJDC and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(10)
Includes Paired Shares and Units held by EJDC, Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the Companies as of March 16, 2001. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

	SPG Common Stock(1)			SPG Series A Preferred
Name and Address of Beneficial Owner	Number of Shares		%(2)	Number of Shares	%
Alaska Permanent Fund Corporation 801 West 10th Street Suite 302 Juneau, AK 99801-4100	2,620,637	(3)	1.50%	49,821	97.58%
The Edward J. DeBartolo Corporation, et al.(4) 7620 Market Street Youngstown, OH 44513	21,802,993	(5)	11.14%	0	—
Kuwait Investment Authority Ministries Complex, Block No. 3 Third Floor Kuwait—State of Kuwait	11,352,647	(6)	6.45%	0	—
Melvin Simon & Associates, Inc., et al.(7) 115 W. Washington Street Indianapolis, IN 46204	28,356,335	(8)	14.09%	0	—
PGGM Kroostweg Noord 149 3704 EC Zeist The Netherlands	12,102,817	(9)	6.94%	0	—

(1)
SPG Common Stock includes shares of SPG Common, SPG Class B Common and SPG Class C Common, including their respective paired proportionate beneficial ownership interests in SRC Shares. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). At the option of the holders of the SPG Series A Preferred, such shares convert into shares of SPG Common (at the rate of approximately 37.995 shares of SPG Common for each share of SPG Series A Preferred). Also assumes conversion of SPG Series B Preferred, which is convertible into SPG Common (at the rate of approximately 2.586 shares of SPG Common for each share of SPG Series B Preferred) at the option of the holders. The amounts in the table also include Paired Shares that may be issued upon the exchange of Units. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.

(2)
Assumes the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred by the subject holder only. Also assumes conversion of SPG Series A Preferred by all holders.

(3)
Includes 1,892,967 shares of SPG Common issuable upon conversion of SPG Series A Preferred, 66,873 shares issuable upon conversion of SPG Series B Preferred and 660,797 outstanding shares of SPG Common.

(4)
The beneficial owners of the securities are EJDC, directly or indirectly, the estate of the late Edward J. DeBartolo, members of the DeBartolo family, including Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or partnerships in which the foregoing persons hold partnership interests.

(5)
Includes 39,665 shares of SPG Common currently outstanding, 21,759,328 shares of SPG Common issuable upon exchange of Units and 4,000 outstanding shares of SPG Class C Common.

(6)
Includes 9,184,830 shares of SPG Common currently outstanding and 2,167,817 shares of SPG Common issuable upon conversion of 838,273 shares of SPG Series B Preferred.

(7)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), a wholly owned subsidiary of MSA, Melvin Simon and Herbert Simon. MSA is owned 69% by Melvin Simon and 31% by Herbert Simon.

(8)
Includes 969,061 shares of SPG Common currently outstanding, 24,187,274 shares of SPG Common issuable upon exchange of Units and 3,200,000 shares of SPG Class B Common currently held by MSA, Melvin Simon and Herbert Simon. Does not include 10,751,431 shares of SPG Common and Units held by David Simon and family trusts of the Simons over which MSA, Melvin Simon and Herbert Simon do not have voting or dispositive power.

(9)
Includes 11,667,996 shares of SPG Common currently outstanding and 434,821 shares of SPG Common issuable upon conversion of 168,141 shares of SPG Series B Preferred.

ITEM 2—APPROVAL OF AUDITORS

    The Boards of Directors have selected Arthur Andersen LLP as our independent accountants for 2001, subject to the approval of our stockholders. The Report of the Audit Committee (which appears below) contains information on the amount of fees paid to Arthur Andersen LLP during 2000.

    We expect that representatives of Arthur Andersen LLP will be present at the Meetings and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

    The Boards of Directors unanimously recommend a vote FOR ratification of Arthur Andersen LLP as our independent accountants for the year 2001.

REPORT OF THE AUDIT COMMITTEE

    We have reviewed and discussed with management the Companies' audited financial statements as of and for the year ended December 31, 2000.

    We have discussed with Arthur Andersen LLP (the "Auditors") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from the Auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Auditors the Auditors' independence.

    The Auditors have advised the Companies that they have billed or will bill the Companies the below indicated amounts for the following categories of services for the year ended December 31, 2000:

  Audit of the Companies' annual financial statements for the year ended December 31, 2000 and review of the financial statements included in the Companies' quarterly reports on Forms 10-Q for that year $0.58 million

  All other services $1.617 million

    The Companies did not incur any fees for services provided by the Auditors related to financial information systems design and implementation for the year ended December 31, 2000.

    Based on the reviews and discussions referred to above, we recommended to the Boards of Directors that the financial statements referred to above be included in the Companies' Annual Report on Form 10-K for the year ended December 31, 2000.

    We have also considered whether the provision of services by the Auditors not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Companies' Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 is compatible with maintaining the Auditors' independence.

The Audit Committee:

J. Albert Smith, Jr., Chairman
G. William Miller
Fredrick W. Petri

EXECUTIVE COMPENSATION

    The following table sets forth information regarding compensation paid by us and by our predecessors during each of the last three years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during 2000 (the "Named Executives").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)	Restricted Stock Awards(2)		Securities Underlying Options(3)	LTIP Payouts(4)		All Other Compensation(5)
David Simon Chief Executive Officer	2000 1999 1998	$800,000 800,000 800,000		$375,000 450,000 —	$	— — —	75,000 — —		$1,551,000 1,057,500 —	$9,598 8,450 9,394
Hans C. Mautner Vice Chairman	2000 1999 1998	$728,000 728,545 626,676	(6)	$125,000 250,000 —	$	— — —	— 62,500 237,500	$	— — —	$160,350 6,120 12,197,459	(7) (8)
Richard S. Sokolov President and Chief Operating Officer	2000 1999 1998	$600,000 600,000 608,654		$375,000 375,000 —	$	— — —	50,000 — —		$775,500 705,000 —	$9,805 8,046 34,529
James A. Napoli Executive Vice President—Leasing	2000 1999 1998	$467,308 421,154 409,927		$250,000 250,000 250,000	$	— — —	20,000 — —		$323,125 293,750 —	$9,922 8,800 11,392
James M. Barkley General Counsel & Secretary	2000 1999 1998	$376,923 355,553 334,498		$200,000 200,000 200,000	$	— — —	20,000 — —		$323,125 293,750 —	$9,910 8,800 8,800

(1)
Bonus awards are accrued in the year indicated and paid in the following year.

(2)
The number and value of the aggregate restricted stock holdings of each of the Named Executives at December 31, 2000, excluding the performance-based restricted stock discussed in footnote (4) below, are as follows: David Simon—17,062 shares, $409,488; Hans C. Mautner—0 shares, $0; Richard S. Sokolov—151,016 shares, $3,624,384; James A. Napoli—17,062 shares, $409,488; James M. Barkley—14,125 shares, $339,000. The values are calculated by multiplying the number of restricted shares held by each Named Executive by $24.00, the December 31, 2000 closing price of SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange.

(3)
Represents number of shares of SPG Common, paired with a beneficial interest in SRC Shares.

(4)
Represents the value of shares of performance-based restricted stock allocated to the Named Executives on March 26, 2001 for 2000 and on March 23, 2000 for 1999, under the Companies' 1999 stock incentive program. These awards are subject to further vesting requirements.

(5)
Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years.

(6)
Includes compensation payable by a non-U.S. affiliate of the Companies for his non-U.S.-based services.

(7)
Includes $151,000 in housing allowance paid in connection with his relocation outside the U.S.

(8)
Includes a one-time payment made by CPI immediately prior to and in connection with the CPI Merger to Hans C. Mautner of $9,700,000. Also includes forgiveness of a $2,497,459 debt relating to shares of CPI stock purchased under the CPI Employee Share Purchase Plan. Such debt was forgiven pursuant to the terms of and in connection with the CPI Merger. Does not include taxes in the amount of $2,728,322 paid by CPI on behalf of Mr. Mautner immediately prior to and in connection with the CPI Merger.

Options Granted in 2000

    The following table shows all stock options granted to the Named Executives who were granted options in 2000.

OPTION GRANTS IN 2000

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in 2000
	# of Securities Underlying Options(1)		Exercise or Base Price ($/Share)
				Expiration Date
Name					5%	10%
David Simon	75,000	10.3%	23.4063	03/23/10	$1,104,000	$2,797,500
Richard S. Sokolov	50,000	6.9%	23.4063	03/23/10	$736,000	$1,865,000
James A. Napoli	20,000	2.8%	23.4063	03/23/10	$294,400	$746,000
James M. Barkley	20,000	2.8%	23.4063	03/23/10	$294,400	$746,000

(1)
Represents number of shares of SPG Common paired with a beneficial interest in SRC Shares.

Option Exercises and Year-End Values

    The following table sets forth information with respect to the unexercised stock options granted to Named Executives and held by them at December 31, 2000.

AGGREGATED OPTION EXERCISES IN 2000 AND
DECEMBER 31, 2000 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2000(1)
					Value of Unexercised In-the-Money Options at December 31, 2000(2)
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David Simon	—	—	200,000	75,000	$350,000	$44,527
Hans C. Mautner	—	—	440,539	110,417	—	—
Richard S. Sokolov	—	—	—	50,000	—	29,685
James A. Napoli	—	—	50,000	20,000	87,500	11,874
James M. Barkley	—	—	75,000	20,000	131,250	11,874

(1)
Represents number of shares of SPG Common paired with a beneficial interest in SRC Shares.

(2)
The closing price of the SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange on December 31, 2000 was $24.00. Value is calculated on the basis of the difference between the exercise price and $24.00, multiplied by the number of shares of Common Stock underlying "in-the-money" options.

Employment Agreements

    Employment Agreement with Hans C. Mautner.  Hans C. Mautner is a party to an employment agreement with SPG (the "Mautner Agreement"). The Mautner Agreement has a term ending September 24, 2003. Under the Mautner Agreement, Mautner receives an aggregate annual base salary of $762,000 and is eligible to receive an annual aggregate bonus in an amount up to 135% of his annual base salary. The compensation payable under the Mautner Agreement is allocated between U.S.-based and non-U.S.-based services. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by SPG other than for "Cause", death or disability, or by Mautner for "Good Reason" (as those terms are defined in the Mautner Agreement), SPG will pay Mautner an amount equal to the product of three times the sum of (i) Mautner's then annual base salary and (ii) his then annual bonus and will contribute an amount to the CPI Supplemental Executive Retirement Plan, as amended and restated effective as of August 1, 1997 equal to 33% of the sum of his annual base salary and bonus, as well as continue to provide certain employee benefits. In addition, all then outstanding unvested options granted to Mautner shall become immediately vested and exercisable and remain exercisable for their original term.

    The Mautner Agreement contains a golden parachute excise tax gross-up provision, under which Mautner will be entitled to be made whole on excise taxes imposed under Section 4999 of the Code.

    Employment Agreement with Richard S. Sokolov.  Richard S. Sokolov is a party to an employment agreement with SPG (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for two automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. The Sokolov Agreement has been extended to August 9, 2001. Under the Sokolov Agreement, Sokolov receives an annual base salary currently of $600,000, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 75% of his base salary.

    The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by SPG other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as those terms are defined in the Sokolov Agreement), SPG will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned restricted stock grants.

Option Plans

    General.  During 2000, SPG maintained one option plan, the 1998 Stock Incentive Plan (the "1998 Plan"). Options outstanding under plans of the predecessors of the Companies were converted to similar awards under the 1998 Plan. Under the 1998 Plan, a maximum of 6,300,000 paired shares of common stock (subject to adjustment) are available for issuance to eligible officers, key employees, "Eligible Directors", advisors and consultants for positions of substantial responsibilities with the Companies. "Eligible Directors" are directors of SPG who are not employees of the Companies or our affiliates. All officers, key employees, advisors and consultants of the Companies and our affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to receive grants under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants, as described below.

    The 1998 Plan is administered by the Compensation Committee of the SPG Board (the "Committee"). During the ten-year period following the adoption of the 1998 Plan, the Committee may make the following types of grants: incentive stock options ("ISOs") within the meaning of section 422 of the Code, "nonqualified stock options" ("NQSOs" and together with ISOs, "Options"), stock appreciation rights ("SARs"), performance units and shares of restricted or unrestricted SPG Common. Each share of SPG Common issued under the 1998 Plan, whether issued directly, or through the exercise of an Option, will be paired with a beneficial interest in SRC Shares.

    Discretionary Grants.  The terms and conditions of Options, SARs and restricted stock granted under the 1998 Plan are set out in written agreements which will contain such provisions as the Committee from time to time deems appropriate.

    The terms of Options granted under the 1998 Plan are generally determined by the Committee within the terms of the 1998 Plan. The exercise price for any Option may not be less than the fair market value of a paired share on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares of SPG Common owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price, (iv) in the discretion of the Committee, by delivery of a promissory note and agreement providing for payment with interest on any unpaid balance, (v) through a brokered exercise, (vi) by any combination of the above, or (vii) by any other means permitted by the Committee, in its discretion.

    A SAR may be granted in connection with all or any part of an Option granted under the 1998 Plan or may be granted independent of any Option. SARs granted in connection with an Option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding Option. SARs granted independent of any Option will vest and lapse according to the terms and conditions set by the Committee. A SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the SPG Common subject to the SAR on the date of exercise over the exercise price of the related Option, in the case of a SAR granted in connection with an Option, or the fair market value of the paired shares of common stock subject to the SAR on the date of exercise over the fair market value on the date of grant in the case of a SAR granted independent of an Option.

    Subject to the discretion of the Committee, certificates representing restricted stock earned and awarded may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or (ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Companies or any of our affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is granted.

    To the extent deemed necessary and desirable by the Committee, the terms and conditions of performance unit awards granted under the 1998 Plan will be set out in written agreements. Performance unit awards provide for future payment of cash, or any other equivalent consideration deemed appropriate by the Committee, to the grantee upon the attainment of certain "Performance Goals" (as defined in the 1998 Plan) established by the Committee over specified periods. At the end of each performance award period, the Committee decides the extent to which the Performance Goals have been attained and the amount of cash, or other consideration, to be distributed to the grantee.

    Automatic Grants For Eligible Directors.  The 1998 Plan provides for automatic grants of Options ("Director Options") to Eligible Directors. Upon the first day of the first calendar month following the month in which any person first becomes an Eligible Director, such person will be automatically granted without further action by the SPG Board, a Director Option to purchase 5,000 paired shares of common stock (an "Initial Award"). Thereafter, on the date of each SPG annual meeting of stockholders (the "Annual Meeting") held after January 1, 1999, each Eligible Director who continues as an Eligible Director will automatically be granted each year, without further action by the SPG Board, a Director Option to purchase 3,000 shares multiplied by the number of calendar years that have elapsed since such person's last election to the Board of Directors (the "Annual Award"); provided, however, that if any person becomes an Eligible Director during the 60-day period prior to the Annual Meeting in any year, then such Eligible Director will not receive the Annual Award.

    The exercise price per share of Director Options is 100% of the fair market value of the paired shares of common stock on the date the Director Option is granted. All Director Options shall become vested and exercisable on the first anniversary of the date of grant or such earlier time in the event of a "Change in Control" (as defined in the 1998 Plan).

Upon termination of any person's service as an Eligible Director, all Director Options granted will expire 30 days following the date of termination.

    Stock Incentive Programs.  During 1999, a two-year stock incentive program was created under the terms of the 1998 Plan in which Options to purchase an aggregate of 1,595,000 paired shares of common stock and an aggregate of 2,556,250 restricted shares were allocated to a total of 206 executive officers and employees. Options allocated under the 1999 stock incentive program will be granted only if the Companies attain annual and cumulative targets for growth in Funds From Operations for a specific year and then will only become exercisable over a three year period from the date of grant. The exercise price per share of the Options will be the fair market value of the paired shares of common stock on the date of grant and all Options will expire 10 years from the date of grant. The allocated restricted shares may be earned in each of the two years of the program only if the Companies attain the specified targets for growth in Funds From Operations.

    The determination of whether the Companies have achieved their targets for a particular year is made in March of the following year (the "Determination Date") and, to the extent the targets have been achieved, a portion of the allocation of shares of restricted stock is deemed to be earned and is awarded as of the Determination Date. Options allocated under the 1999 stock incentive program will be granted as of the Determination Date and are subject to further vesting requirements after the date of grant. Although the participant is entitled to vote all restricted shares that are earned and receive distributions on restricted shares as of the Determination Date, restricted shares that are earned vest in four installments of 25% each on January 1 of each year following the year in which the Determination Date occurs. The participant must continue to be employed on the day prior to the vesting date to receive the awards, otherwise the awards are forfeited.

Incentive Bonus Plan

    The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of the Companies, the participant's business unit and the individual participant. At the beginning of a year, the Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and three levels of performance that must be attained in order to trigger the award of the bonuses. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

Deferred Compensation Plan

    The Companies have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. SPG, at its discretion, may contribute a matching amount equal to a rate selected by SPG, and an additional incentive contribution amount on such terms as SPG may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account and remain general assets of SPG. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of SPG, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of SPG, a participant becomes 100% vested in his account.

    All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of SPG's general creditors in the event of SPG's insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of SPG.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles

    As a general matter, the Companies have adopted a compensation philosophy which embraces the concept of pay-for-performance. The Companies' strategy is to link executive management compensation with the Companies' performance and stockholder return and to reward management for results that are consistent with the key goals of the Companies. This is described further below under "2000 Executive Officer Compensation." The Companies believe that their compensation program attracts result-oriented employees and motivates them to achieve higher levels of performance.

    It is the Companies' policy to establish executive officer base salary at levels which are competitive in relation to comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

2000 CEO Compensation

    David Simon was paid a base salary of $800,000 for 2000 and received a cash bonus of $375,000 and was granted 150,000 Options in March 2001 with respect to 2000 performance. David Simon was allocated an aggregate of 200,000 Options and 105,000 restricted shares under the 1999 stock incentive program. Of these, 75,000 Options were granted in March 2000, 125,000 Options were granted in March 2001, 45,000 restricted shares were earned and awarded in March 2000 and 60,000 restricted shares were earned and awarded in March 2001 because the Companies met their targets for growth in Funds From Operations for 1999 and 2000. These awards are subject to further vesting requirements. Based on information provided by third parties, management believes that David Simon's total compensation in 2000 was in the 41st percentile for chief executive officers of a peer group of REITs.

2000 Executive Officer Compensation

    The Companies compensate their executive officers through four principal elements, the third and fourth of which are intended to link executive compensation more directly to increases in value of the Paired Shares:

  •
  Base Pay.  Base pay is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels.

  •
  Bonus Plan.  Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Companies, the participant's business unit and the individual participant. Bonuses of $2,030,000 were paid in 2001 to the eleven (11) eligible executive officers with respect to 2000 performance. See "EXECUTIVE COMPENSATION—Incentive Bonus Plan."

  •
  Option Plan.  At December 31, 2000, eleven (11) eligible executive officers held vested options to acquire an aggregate of 1,134,814 shares that were previously granted under the 1998 Plan. Two (2) executive officers are not eligible to receive option grants.

  •
  Stock Incentive Program.  Under the 1999 stock incentive program, allocations of Options and restricted shares are earned if the performance-based goals of the program are met. 293,500 Options and 168,000 restricted shares allocated to ten (10) of the eleven (11) eligible executive officers for 2000 were earned as of March 2001 because the Companies met the target for growth in Funds From Operations for 2000. These awards are subject to further vesting requirements. In addition, three (3) Named Executives were granted an aggregate of 283,333 Options in March 2001 with respect to 2000 performance. Two (2) executive officers are not eligible to receive shares under the stock incentive program. See "EXECUTIVE COMPENSATION—Option

    Plans—Stock Incentive Programs." The Companies believe that each element of their executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Companies and their stockholders.

The Compensation Committee:

Philip J. Ward, Chairman
Robert E. Angelica
Birch Bayh
Fredrick W. Petri
Herbert Simon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Other than Herbert Simon, who is a Co-Chairman of the Board of the Companies, no member of the Compensation Committee during 2000 was an officer, employee or former officer of the Companies or any of their subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Companies served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to SEC regulations.

PERFORMANCE GRAPH

    The following line graph compares the percentage change in the cumulative total shareholder return on the Paired Shares from December 31, 1995 through December 31, 2000 (the period from December 31, 1995 through September 24, 1998 represents common stock of the Predecessor Company) as compared to the cumulative total return of the S&P Composite—500 Stock Index and the NAREIT Equity REIT Total Return Index for the period December 31, 1995 through December 31, 2000. The graph assumes an investment of $100 on December 31, 1995, a reinvestment of dividends and actual increase of the market value of the Paired Shares relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Paired Shares.

CERTAIN TRANSACTIONS

Transactions with the Simons

    SPG has entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are executive officers of the Companies. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through SPG or as passive investors until the later of (i) December 20, 2003, or (ii) the date that they are no longer directors or officers of SPG, and David Simon is prohibited from engaging in the shopping center business in North America other than through SPG and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to the predecessor of SPG in 1993 (the "Excluded Properties") and in M.S. Management Associates, Inc. (the "Management Company"), and serving as directors and officers of the Management Company. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

    The Simons continue to own, in whole or in part, the Excluded Properties. The Management Company has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Companies.

    The Simons and certain of their family members may from time to time and are permitted by the Companies' conflicts of interest policies to invest in tenants in shopping centers owned in whole or in part by the Companies or our affiliates, provided that (1) such investment does not exceed 25% of the outstanding equity capital of any such tenant, (2) the Simon family has no right to participate in the day to day management of any such tenant and (3) any lease transaction between the Companies, Simon Property Group, L.P. (the "Operating Partnership") and our respective affiliates and the tenant in which an investment has been made by a member of the Simon family is an arm's length transaction providing for payment of prevailing market rents. As of December 31, 2000, members of the Simon family or entities controlled by them have investments in four tenants in shopping centers owned in whole or in part by SPG. The investments and the leases were entered into on terms consistent with the conflicts of interest policies set forth above. Such an investment may cause income from the applicable tenant to be nonqualifying income for purposes of one of the tests for SPG's qualification as a REIT for federal income tax purposes. In this regard, rent received from a tenant will not be qualifying income if SPG, or an owner of ten percent or more of SPG, directly or constructively owns ten percent or more of the tenant. Management believes that the amount of nonqualifying income due to these investments under the foregoing income test does not, and future investments by the Simons will not, adversely impact SPG's qualification as a REIT.

Management Company

    The Management Company manages regional malls and community shopping centers not wholly-owned by the Operating Partnership and certain other properties and also engages in certain property development activities. Of the outstanding voting common stock of the Management Company, 95% is owned by the Simons, which will enable the Simons to control the election of the board of directors of the Management Company. The Operating Partnership owns common stock representing 80% of the value of the outstanding stock of the Management Company, all of the outstanding participating preferred stock of the Management Company and a mortgage note of the Management Company, which entitles SPG to more than 90% of the anticipated after-tax economic benefits, in the form of dividends and interest, of the Management Company. The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management

Company unless SPG owns at least a 25% interest in such property. The Management Company has agreed with SPG that, if in the future SPG is permitted by applicable tax law and regulations to conduct any or all of the activities that are now being conducted by the Management Company, the Management Company will not compete with SPG with respect to new or renewal business of this nature.

Other Transactions

    The Operating Partnership leases office space in Ohio from 7655 Corporation, an affiliate of EJDC, pursuant to a lease dated as of January 1, 1999. Ms. DeBartolo York, one of our directors, served as Chairman of the Board of EJDC during 2000.

    Phillip J. Ward, one of our directors, is the Head of Real Estate Investments for CIGNA Investments, Inc., which has, or its affiliates have, made mortgage loans to us or our affiliates, or entities in which we have an interest, totaling approximately $330.8 million as of December 31, 2000. An affiliate of CIGNA is one of the providers under the Companies' group health plan. These arrangements are considered to be arm's length agreements.

    J. Albert Smith, another of our directors, is a Managing Director of Bank One Corporation. Bank One Corporation is a participating lender in our $1.25 billion revolving credit facility with a $76.5 million lending commitment, or 6.1% of the total facility.

ANNUAL REPORT

    Our Annual Report for the year ended December 31, 2000, including financial statements audited by Arthur Andersen LLP, independent accountants, and their report thereon, is being mailed with this Proxy Statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Simon Property Group, Inc., Investor Relations, P. O. Box 7033, Indianapolis, Indiana 46207.

STOCKHOLDER PROPOSALS AT
2002 ANNUAL MEETING

    The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2002 annual meetings of stockholders is December 6, 2001. SPG must receive notice of any other stockholder proposals between February 7, 2002 and March 9, 2002, as more fully set forth in our By-laws. In the event that the 2002 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 8, 2002, in order to be timely, we must receive notice by the stockholder not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

Annex 1

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
SIMON PROPERTY GROUP, INC.

CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the consolidated financial reports and other consolidated financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management has established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors such that the independent accountants are ultimately responsible to the Audit Committee and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independent Director" shall have the meaning set forth in the Corporation's Charter. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

    The Committee shall meet (in person or telephonically) at least two (2) times annually, or more frequently as circumstances dictate. In addition, the Committee, or at least its Chair, shall meet with the independent accountants and management quarterly (which may coincide with a regularly scheduled Committee meeting) to review the Corporation's financials consistent with IV.2 below.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

  1.
  Review and, if conditions dictate, update this Charter at least annually.

  2.
  Review the Corporation's annual financial statements, any quarterly reports or other financial information required to be submitted to the Securities and Exchange Commission and any governmental body and any certification, report, opinion, or review rendered by the independent accountants with respect to the annual financial statements and quarterly reports of the Corporation.

  3.
  Review any reports to management prepared by the internal auditing department and management's response.

  4.
  Obtain a draft copy of the Corporation's Form 10-K prior to filing, and, if requested by the Committee, approve the final draft of the Corporation's Form 10K.

  5.
  Direct the drafting, and review the final form, of the Committee's report in the Corporation's annual proxy statement indicating, among other things, that the Committee has discussed the Corporation's financial statements with management and the independent accountants and has received the report of the independent accountants regarding their independence.

  6.
  The Chair of the Committee may represent the entire Committee for purposes of any review and/or approval under this Article IV.

Independent Accountants

  7.
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the independent accountants all of their significant relationships with the Corporation to determine the accountants' independence.

  8.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  9.
  Periodically consult with the independent accountants, out of the presence of management, if necessary, about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

  10.
  In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

  11.
  Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  12.
  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

  13.
  Review any significant judgments made in management's preparation of the financial statements and the view of each of management, the independent accountants and, if necessary, the internal auditors, as to the appropriateness of such judgments.

  14.
  Following completion of the annual audit, review with each of management, the independent accountants and the internal auditing department (separately, if necessary) any significant difficulties or disagreement encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  15.
  Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

  16.
  Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  17.
  Review management's monitoring of the Corporation's compliance with the organization's Ethical Code.

  18.
  Review activities and organizational structure of the internal audit department.

  19.
  Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

  20.
  Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  21.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

The SPG and SRC Boards of Directors recommend a vote FOR the election of the nominees in proposal 1 and a vote FOR proposal 2.	Please mark your votes as indicated in this example	/x/

1.  ELECTION OF SPG/SRC DIRECTORS

FOR all nominees listed at right (except as marked to the contrary) / /	WITHHOLD AUTHORITY to vote for all nominees listed at right / /

Election of SPG Directors, Nominees: (01) Birch Bayh, (02) Hans C. Mautner, (03)
G. William Miller, (04) J. Albert Smith, Jr., (05) Pieter S. van den Berg, and (06) Philip J. Ward Election of SRC Directors, Nominees: (07) Birch Bayh, (08) Hans C. Mautner, (09) G. William Miller, (10) Melvin Simon, (11) Herbert Simon, (12) David Simon, (13) J. Albert Smith, Jr., (14) Richard S. Sokolov, (15) Pieter S. van den Berg, and (16)Philip J. Ward

VOTE FOR, except withhold from the following numbered nominee(s):

2.  Ratification of the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2001; and

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

3.  In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this proxy) as may properly come before the annual meeting or any adjournment or postponement thereof.

Date Signed:	, 2001
Signature:	, 2001
Signature:	, 2001
Signature:	, 2001

The signer hereby revokes all proxies heretofore given by the signer to vote at the SPG/SRC Annual Meetings or any adjournments or postponements thereof. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

*FOLD AND DETACH HERE*

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/spg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-840-1208

    Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your proxy card and
return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do
NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://about.simon.com/company/annual report.html

PROXY SOLICITED BY THE BOARDS OF DIRECTORS OF
SIMON PROPERTY GROUP, INC. AND
SPG REALTY CONSULTANTS, INC.

For use at the Annual Meetings of Stockholders to be
Held on May 8, 2001

    The undersigned holder of shares of common stock of Simon Property Group, Inc., ('SPG'), which are paired with a fractional interest in shares of common stock of SPG Realty Consultants, Inc. ('SRC' and with SPG, the 'Companies') hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the annual meetings (the 'SPG Annual Meeting') and (the 'SRC Annual Meeting') of stockholders to be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana on May 8, 2001 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meetings with all powers possessed by the undersigned if present at the annual meetings, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Joint Proxy Statement.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1 and for proposal 2.

*FOLD AND DETACH HERE*

    You can now access your Simon Property Group, Inc. account online. Access your Simon Property Group, Inc. stockholder account online via Investor ServiceDirectSM(ISD).

    Mellon Investor Services LLC, transfer agent for Simon Property Group, Inc. now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

  •
  View account status
  •
  View payment history for dividends
  •
  View certificate history
  •
  Make address changes
  •
  View book-entry information
  •
  Obtain a duplicate 1099 tax form
  •
  Establish/change your PIN

Visit us on the web at http://www.mellon-investor.com and
follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only avail-able for domestic individual and joint accounts.

  •
  SSN
  •
  PIN
  •
  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

Step You are now ready to log in. To access your account please enter your:

  •
  SSN
  •
  PIN
  •
  Then click on the Submit button

    If you have more than one account, you will now be asked to select the appropriate account.

3:  Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

  •
  Certificate History
  •
  Book-Entry Information
  •
  Issue Certificate
  •
  Payment History
  •
  Address Change
  •
  Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

QuickLinks

Board and Committee Membership
Compensation of Directors
ITEM 1—ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
ITEM 2—APPROVAL OF AUDITORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
ANNUAL REPORT
STOCKHOLDER PROPOSALS AT 2002 ANNUAL MEETING
CHARTER
Visit us on the web at http://www.mellon-investor.com and follow the instructions shown on this page.